UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  June 6, 2013

PBF ENERGY INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35764	45-3763855

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Sylvan Way, Second Floor
Parsippany, New Jersey 07054 (Address of the Principal Executive Offices) (Zip Code)

(973) 455-7500
(Registrant’s Telephone Number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02   Unregistered Sales of Equity Securities.

In connection with the Offering described under Item 8.01 below, PBF Energy Inc. (the “Company”) received an exchange notice from funds affiliated with The Blackstone Group L.P. (“Blackstone”) and First Reserve Management L.P. (“First Reserve”) requesting that the Company exchange an aggregate of 15,950,000 Series A Units of PBF Energy Company LLC (or up to 18,342,500 PBF LLC Series A Units, in the aggregate, if the underwriters in the Offering exercise in full their option to purchase additional shares) for an equivalent number of shares of the Company’s Class A common stock (the “Shares”), pursuant to the terms of the Exchange Agreement entered into at the time of the Company’s initial public offering.  Immediately prior to the closing of the Offering, the Company will issue the Shares to Blackstone and First Reserve in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. Through the exchange, such PBF LLC Series A Units will be reclassified as PBF LLC Series C Units, and as a result, the Company’s economic interest in PBF Energy Company LLC will increase to approximately 41.0% (or 43.4% if the underwriters exercise in full their option to purchase additional shares).

Item 8.01   Other Events.

Reference is made to the Company’s registration statement on Form S-1, as amended (File No. 333-188845), which became effective June 6, 2013 pursuant to which the Company registered the sale of the Shares by Blackstone and First Reserve (the “selling stockholders”).  On June 6, 2013, the Company, PBF Energy Company LLC and the selling stockholders entered into an underwriting agreement with Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, as representatives of the various other underwriters named therein in connection with the underwritten public offering by the selling stockholders of the 15,950,000 Shares at a price to the public of $27.00 per share (the “Offering”).   The selling stockholders will receive all of the net proceeds from the Offering (subject to the rights of the holders of PBF LLC Series B Units to share in a portion of the profits realized by the selling stockholders upon the sale of their shares in the Offering). No shares were sold by the Company. The underwriting agreement is filed as Exhibit 1.1 to this Current Report. A copy of the press release announcing the pricing of the Offering is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of June 6, 2013
99.1	Press release dated June 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2013

PBF Energy Inc.
(Registrant)

By:	/s/ Jeffrey Dill
Name:	Jeffrey Dill
Title:	Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of June 6, 2013
99.1	Press release dated June 6, 2013